Exhibit 99.1

Kairos Pharma Ltd. Announces New Data on Small Molecule GITR Ligand Agonist KROS 101 as Promising Cancer Immunotherapy at the American Society of Clinical Oncology (ASCO) 2025 Annual Meeting

LOS ANGELES – June 3, 2025 – Kairos Pharma, Ltd. (NYSE American: KAPA), a clinical stage biopharmaceutical company, announces its presentation at the American Society of Clinical Oncology (ASCO) 2025 Annual Meeting highlighting data on its investigational small molecule GITR ligand agonist KROS101. ASCO is being held May 30-June 3, 2025 at McCormick Place in Chicago, Ill.

In the presentation titled, “Effect of KROS 101, a small molecule GITR ligand agonist, on T effector cells, T reg cells and intratumoral CD8 T cell cytotoxicity,” the study authors presented their findings that demonstrated KROS 101’s capability to act as a potent glucocorticosteroid-induced tumor necrosis factor receptor (GITR) ligand agonist with dual mechanisms of action. The study authors also indicated their study showed KROS 101 enhanced T cell function by promoting proliferation and increasing cytotoxicity, enhancing the immune response by boosting cytokine production and tumor cancer cell killing. In addition, the study found that KROS101 reduced T reg-mediated suppression by reducing T reg populations, which reverses immune system suppression and enhances effector T cell activity. Further, the study showed KROS to be superior to anti-GITR antibody TRX518 in T cell tumor infiltration, T reg decrease, enhancing tumor cell cytotoxicity and preventing T cell exhaustion. TRX518 was previously in clinical trials. The presentation can be accessed here.

John Yu, M.D., Kairos CEO commented, “These results strongly support continued study of KROS101 as a cancer immunotherapy, as they show strong activity in boosting the immune system while targeting and killing tumor cells. Its dual mechanism of action provides significant opportunity to a market that remains in desperate need of new solutions. We continue to believe that KROS 101 has the potential to help optimize cancer treatment and we look forward to discussing these findings with the medical and scientific communities while providing additional progress updates as appropriate.”

About Kairos Pharma Ltd.

Based in Los Angeles, California, Kairos Pharma Ltd. (NYSE American: KAPA) is at the forefront of oncology therapeutics, utilizing structural biology to overcome drug resistance and immune suppression in cancer. Our lead candidate, ENV105, is an antibody that targets CD105 – a protein identified as a key driver of resistance to various cancer treatments. Elevation of CD105 in response to standard therapy results in resistance and disease relapse. ENV105 aims to reverse drug resistance by targeting CD105 and restore the effectiveness of standard therapies across multiple cancer types. Currently, ENV105 is in a Phase 2 clinical trial for castrate-resistant prostate cancer and a Phase 1 trial for lung cancer, with the trials aimed at addressing significant unmet medical needs. For more information, visit kairospharma.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements as those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential” or “hopes” or the negative of these or similar terms. The reader is cautioned not to rely on these forward-looking statements. If underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Kairos Pharma. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance. In evaluating these forward-looking statements, you should consider various factors, including: our expectations regarding the success and/or completion of our Phase 1 and Phase 2 clinical trials; our success in completing newly initiated clinical trials, commence new trials, and obtain regulatory approval following the conclusion of such trials; challenges and uncertainties inherent in product research and development; and the uncertainty regarding future commercial success. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking statements discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us, including those described in Kairos Pharma’s Annual Report on Form 10-K and our other filings made with the SEC. We are not obligated to publicly update or revise any forward-looking statement, and Kairos Pharma is not required to update any forward-looking statement as a result of new information or future events or developments, except as required by U.S. federal securities laws.

Contact:

CORE IR

Louie Toma

investors@kairospharma.com